Exhibit 3.14

AMENDED AND RESTATED BYLAWS
OF
RCC ATLANTIC LONG DISTANCE, INC.
f/k/a RCC Wireless Company

ARTICLE I
OFFICES, CORPORATE SEAL, SHAREHOLDER
CONTROL AGREEMENT AND FISCAL YEAR

     Section 1.01. Registered and Other Offices. The registered office of the corporation in the State of Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Minnesota Secretary of State changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

     Section 1.02. Corporate Seal. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

     Section 1.03. Shareholder Control Agreement. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern. A copy of any such shareholder control agreement shall be filed with the corporation.

     Section 1.04. Fiscal Year. The fiscal year of the corporation shall be as determined by the Board of Directors.

ARTICLE II
MEETINGS OF SHAREHOLDERS

     Section 2.01. Time and Place of Meetings. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

     Section 2.02. Regular Meetings. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all of the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

     Section 2.03. Demand by Shareholders. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

     Section 2.04. Quorum. The holders of a majority of the voting power of the shares outstanding and entitled to vote at a meeting of the shareholders, present either in person or by proxy, shall constitute a quorum for the transaction of business at that meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present at such meeting may continue to transact business until adjournment, even though the withdrawal of one or more shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In the event a quorum is not attained for a meeting, those shareholders entitled to vote who are present in person or by proxy shall have the power to adjourn the meeting from time to time, to such day or date and time and place as they shall, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote who are present in person or by proxy, agree upon, and a notice of such adjournment specifying the day or date and time and place at which such meeting shall be reconvened shall be given to all shareholders entitled to vote at least ten (10) days before such reconvened meeting. Any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned. If a quorum is present in person or by proxy when a duly called or held meeting is convened, the meeting may be adjourned from time to time without notice, other than announcement at the meeting.

     Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a statement setting forth the resolutions of the Board of Directors filed with the Secretary of State pursuant to Minnesota Statutes Section 302A.401, each holder of voting stock of this Corporation shall have one vote for each share held. Upon demand of any shareholder entitled to vote, the vote upon any question before the meeting shall be by ballot.

     Section 2.06. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five (5), but not more than sixty (60), days before the date of the meeting, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice, unless all of the shareholders entitled to vote are present in person or by proxy and none of them objects to consideration of a particular item of business.

     Section 2.07. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

     Section 2.08. Authorization without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

ARTICLE III
DIRECTORS

     Section 3.01. General Purposes. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote of all shareholders entitled to vote, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors.

     Section 3.02. Number, Qualifications and Term of Office. Until the first meeting of shareholders, the directors shall be the persons named as directors in the Articles of Incorporation. Thereafter, the directors shall be the directors of Rural Cellular Corporation. Each of the directors shall hold office for so long as he or she remains a director of Rural Cellular Corporation, until he or she resigns or otherwise ceases to be a director of Rural Cellular Corporation, or until he or she shall have been removed as hereinafter provided.

     Section 3.03. Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota or via telephone or video conference or other communications media as the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a Board meeting by giving two (2) days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     Section 3.04. Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

     Section 3.05. Quorum. A majority of the directors currently holding office is a quorum for the transaction of business.

     Section 3.06. Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

     Section 3.07. Removal. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares outstanding and entitled to vote for the election of directors. A director who was appointed by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by the affirmative vote of a majority of the remaining directors present; provided that the shareholders have not elected directors in the interval between the time of the appointment of such director by the Board of Directors and the time of his or her removal. New directors may be elected at a meeting at which directors are removed.

     Section 3.08. Committees. The Board of Directors may, by resolution approved by the affirmative vote of a majority of its members, establish one or more committees, including an executive committee and a committee of disinterested persons, which shall have the authority of the Board of Directors in the management of the business and affairs of the corporation to the extent provided in the resolution, as amended from time to time. A committee shall consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present. Each committee shall keep minutes of its acts and proceedings and make such minutes available upon request to members of the committee and to any director. Committees shall at all times be subject to the direction and control of the board, except as otherwise provided herein or by applicable law.

     Section 3.09. Absent Directors. A director who is unable to attend a meeting of the Board of Directors may give advance written consent or opposition to a proposal to be acted on at the meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.10. Action Without a Meeting. Any action, other than an action requiring shareholder approval, required or permitted to be taken at a meeting of the Board of Directors of this corporation may be taken without a meeting and notice thereof by written action signed by the number of directors required to take the same action at a meeting of the Board of Directors at which all directors were present. Any action requiring shareholder approval required or permitted to be taken at a meeting of the Board of Directors of this corporation may be taken without a meeting and notice thereof by written action signed by all of the directors. The written action is effective when signed by the requisite number of directors, unless a different effective time is provided in the written action. Such written action may be taken by counterparts. When written action is taken by less than all of the directors, all directors shall be notified immediately of its text and effective date, except that failure to provide such notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

ARTICLE IV
OFFICERS

     Section 4.01. Number. The officers of the corporation shall consist of a Chief Executive Officer and a Chief Financial Officer, both of which offices may be held by the same person. If there is only one shareholder, that shareholder shall elect or appoint the officers it deems necessary for operations. In all other situations, the Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation. Each officer shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. In lieu of or in addition to electing a Chief Executive Officer and a Chief Financial

Officer, the Board of Directors may elect such other officers as it may deem fit. A Chairman of the Board, if elected, shall chair all meetings of the Board of Directors; a President, if elected, shall exercise the functions of the Chief Executive Officer; a Vice President, if elected, shall succeed to the functions of the Chief Executive Officer or President in his or her absence or disability; a Treasurer, if elected, shall exercise the functions of the Chief Financial Officer; and a Secretary, if elected, shall maintain records and, with the Chief Executive Officer, certify proceedings of the Board of Directors and the shareholders. The Board of Directors may designate in addition such assistant officers as it shall deem appropriate. Designated officers shall perform, in addition, other duties prescribed by the Board of Directors.

     Section 4.02. Election and Term of Office. The sole shareholder (or the Board of Directors if there is more than one shareholder) shall from time to time elect a Chief Executive Officer and Chief Financial Officer and any other officers or agents it deems necessary. Such officers shall hold their offices until resignation or until their successors are elected and qualified or until removed by the affirmative vote of a majority of the Board of Directors.

     Section 4.03. Delegation of Authority. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his or her office to other persons, provided that such delegation is in writing.

ARTICLE V
SHARES AND THEIR TRANSFER

     Section 5.01. Certificates for Shares. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him or her. The certificates shall be numbered in the order in which they are issued and shall be signed by the

Chief Executive Officer and Chief Financial Officer and shall have typed or printed thereon such legend as may be required by any shareholder control agreement. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

     Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

     Section 5.03. Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

ARTICLE VI
AMENDMENT OF BYLAWS

     Section 6.01. Amendment of Bylaws. Unless reserved by the Articles of Incorporation to the shareholders, the Board of Directors may, from time to time by the affirmative vote of the majority of its members present at a duly called meeting, adopt, amend or repeal all or any of the Bylaws of the corporation subject, however, to the power of the shareholders, exercisable in the manner provided in Minnesota Statutes Chapter 302A, to adopt, amend or repeal bylaws adopted, amended or repealed by the Board of Directors. The Board of Directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a bylaw to increase the number of directors.

ARTICLE VII
INDEMNIFICATION

     Section 7.01. Indemnification. Each director, officer, or employee, past and present, of the corporation, and each person who serves or may have served at the request of the corporation as a director, officer or employee of another corporation or employee benefit plan, and their respective heirs, personal representatives, administrators and executors, shall be indemnified by the corporation in accordance with, and to the fullest extent permissible under, the provisions of Minnesota Statutes Chapter 302A, as it may from time to time be amended.

CERTIFICATION OF BYLAWS

     The undersigned, being the duly elected Secretary of RCC Atlantic Long Distance, Inc., does hereby certify that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the corporation by written action of the sole shareholder of the corporation effective the 27th day of February 1998.

/s/ Don Swenson Don Swenson, Secretary

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